Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of The Ridgewood Energy K Fund, LLC (the "Fund") for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), each of the undersigned officers of the Fund hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



         /s/ Robert. E Swanson
         ---------------------
Name:    Robert E. Swanson
Title:   Chief Executive Officer
Date:    March 14, 2006


         /s/ Kathleen P. McSherry
         ------------------------
Name:    Kathleen P. McSherry
Title:   Senior Vice President and Chief
         Financial Officer
Date:    March 14, 2006


This certification is being furnished to the SEC with this Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934.